UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 4, 2014

Capital Senior Living Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway
Suite 300
Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

(972) 770-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e) Adoption of Compensatory Plan.

On March 4, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Capital Senior Living Corporation (the “Company”) approved the Company’s 2014 Incentive Compensation Plan (the “Plan”). The Plan provides performance bonus opportunities to the Company’s executive management, including certain eligible named executive officers (collectively, the “Participants”), based upon achievement of corporate and individual goals established by the Compensation Committee for the year ending December 31, 2014.

Pursuant to the Plan, the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer are eligible to receive a target cash performance bonus equal to 75%, 53% and 45%, respectively, of their base salaries for 2014 based upon the Company’s achievement of three corporate goals for the year ending December 31, 2014.

•	First, of that target cash bonus percentage attributable to the achievement of corporate goals, 34%, 26% and 23% for our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, respectively, is based on the Company’s achievement of a Cash Flow From Operations (“CFFO”) per outstanding share target for 2014. Achievement of 90% of the target level of CFFO per share will result in 90% of the portion of the award subject to such performance target being earned by the Participants. If this 90% threshold level of CFFO per share performance is attained, but the target level is not attained, the earned portion of the award subject to CFFO per share performance will be prorated between 90% and 100% based upon the actual CFFO per share results reported in 2014.

•	Second, of that target cash bonus percentage attributable to the achievement of corporate goals, 28%, 18% and 15% for our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, respectively, is based on the Company’s achievement of an Adjusted EBITDAR target for 2014. Achievement of 90% of the target level of Adjusted EBITDAR will result in 90% of the portion of the award subject to such performance target being earned by the Participants. If this 90% threshold level of Adjusted EBITDAR performance is attained, but the target level is not attained, the earned portion of the award subject to Adjusted EBITDAR performance will be prorated between 90% and 100% based upon the actual Adjusted EBITDAR results reported in 2014.

•	Third, of that target cash bonus percentage attributable to the achievement of corporate goals, 13%, 9% and 7% for our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, respectively, is based upon a target aggregate transaction value with respect to senior housing communities acquired by the Company during 2014. 33% of the portion of the award subject to the aggregate value of transactions performance target will be earned by the Participants upon the upon the Company’s acquisition of senior housing communities valued in the aggregate at 50% of the target amount, and 66% of the portion of the award subject to the aggregate value of transactions performance target will be earned by the Participants upon the upon the Company’s acquisition of senior housing communities valued in the aggregate at 75% of the target amount.

In addition, the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer are eligible to receive a cash performance bonus of up to 25%, 17% and 15%, respectively, of their base salaries for 2014 based upon the achievement of certain objective individual goals for the year ending December 31, 2014, which are within such Participant’s sphere of influence.

Under the Plan, the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer are also eligible to receive additional cash performance bonuses of up to 50%, 35%, and 30%, respectively, of their base salaries for 2014 if the CFFO per outstanding share target for the year ending December 31, 2014 is exceeded by between 5% and 25%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2014	Capital Senior Living Corporation

	By:	/s/ David R. Brickman
	Name:	David R. Brickman
	Title:	Senior Vice President, Secretary and
General Counsel